EXHIBIT 21.1
ELEMENT SOLUTIONS INC
Subsidiaries
The following are subsidiaries of Element Solutions Inc as of December 31, 2020 and the state or jurisdiction in which each of these subsidiaries is incorporated or organized:

Subsidiaries	State or Jurisdiction of Incorporation/Organization
AI Divestitures, Inc.	Delaware
Alent Alpha Metals (Shanghai) Co., Ltd.	China
Alent Enthone Chemistry (Shanghai) Co., Ltd.	China
Alent Finance Limited	United Kingdom
Alent Germany GmbH	Germany
Alent Holdings Brazil Limited	United Kingdom
Alent Holdings BV	Netherlands
Alent, Inc.	Rhodes Island
Alent Investments, Inc.	Delaware
Alent Investments Limited	United Kingdom
Alent Limited	United Kingdom
Alent New Finance (UK) Limited	United Kingdom
Alent New Mexico Holdings Limited	United Kingdom
Alent USA Holding, Inc.	Delaware
Alpha Assembly Solutions (Shanghai) Trading Co., Ltd.	China
Alpha Assembly Solutions (Shenzhen) Co., Ltd.	China
Alpha Assembly Solutions (Taiwan) Limited	Taiwan
Alpha Assembly Solutions Belgium NV	Belgium
Alpha Assembly Solutions Brasil Soldas Ltda.	Brazil
Alpha Assembly Solutions Germany GmbH	Germany
Alpha Assembly Solutions Inc.	Delaware
Alpha Assembly Solutions Korea Limited	South Korea
Alpha Assembly Solutions Netherlands B.V.	Netherlands
Alpha Metals (Ireland) Limited	Ireland
Alpha Metals China Holdings Co. Ltd	Hong Kong
Alpha Metals Limited	Hong Kong
Alpha Metals Mexico, S.A. de C.V.	Mexico
Alpha Metals Trading Mexico, S.A. de C.V.	Mexico
Anion Química Industrial S.A.	Brazil
Aprochim S.r.l.	Italy
AR Mexican Holdings, Inc.	Delaware
Bayport Chemical Service, Inc.	Texas
Canning Gumm, LLC	Delaware
Compugraphics International Limited	United Kingdom
Compugraphics Jena GmbH	Germany
Compugraphics U.S.A. Inc.	Delaware

Cookson Holding Company	Delaware
Cookson India Private Limited	India
DMP Corporation	North Carolina
EI Liquidation, Inc.	New York
Enthone-OMI (Hong Kong) Co., Ltd.	Hong Kong
Enprotec Products Sdn Bhd	Malaysia
Fernox Limited	United Kingdom
Industrial Specialty Chemicals, Inc.	Illinois
Industrial Water Treatment Solutions Corporation	Delaware
Internacional de Manufacturas Asociadas SA	Spain
Kester GmbH	Germany
Kester LLC	Illinois
Macdermid (Panyu) Speciality Co. Ltd.	China
MacDermid (Suisse) Sàrl	Switzerland
MacDermid (Thailand) Limited	Thailand
MacDermid (UK) Limited	United Kingdom
MacDermid Actium, Ltd	United Kingdom
MacDermid Acumen, Inc.	Delaware
MacDermid Alpha France SAS	France
MacDermid Alpha Hungary Kft	Hungary
MacDermid Alpha Italy S.r.l	Italy
MacDermid Anion, Inc.	Delaware
MacDermid Autotype Incorporated	Delaware
MacDermid Autotype Limited	United Kingdom
MacDermid Autotype Pte Ltd	Singapore
MacDermid Brazil, Inc.	Delaware
MacDermid Canning Limited	United Kingdom
MacDermid Chemical Industries Argentina, Inc.	Delaware
Macdermid Continental Investments Limited	United Kingdom
MacDermid Dutch Investments CV	Netherlands
MacDermid do Brazil Ltda	Brazil
MacDermid Enthone (Austria) GmbH	Austria
MacDermid Enthone B.V.	Netherlands
MacDermid Enthone Bermuda B.V.	Netherlands
MacDermid Enthone de México, S.A. de C.V.	Mexico
MacDermid Enthone Inc.	Delaware
MacDermid Enthone Electronics Solutions (M) Sdn Bhd	Malaysia
MacDermid Enthone GmbH	Germany
MacDermid Enthone s.r.o.	Czech Republic
MacDermid Enthone Sdn Bhd	Malaysia
MacDermid Enthone Singapore Pte Ltd	Singapore
MacDermid Enthone Slovakia s.r.o.	Slovakia
MacDermid Enthone Sp. Z.o.o.	Poland
MacDermid Enthone Spain, S.L.	Spain
MacDermid Enthone Taiwan Co., Ltd.	Taiwan
MacDermid Enthone Technology (Suzhou) Co., Ltd.	China
MacDermid Enthone Trading (Shanghai) Co., Ltd.	China

MacDermid Europe Limited	United Kingdom
MacDermid Europe SAS	France
MacDermid European Holdings BV	Netherlands
MacDermid Graphics Solutions, LLC	Delaware
MacDermid Graphics Solution Europe SAS	France
MacDermid Graphics Solutions Ltda	Brazil
MacDermid Graphics Solutions Production UK Limited	United Kingdom
MacDermid Graphics Solutions UK Limited	United Kingdom
MacDermid Holdings BV	Netherlands
MacDermid Hong Kong Limited	Hong Kong
MacDermid Houston, Inc.	Delaware
MacDermid, Incorporated	Connecticut
MacDermid India Private Ltd.	India
MacDermid International Investments, LLC	Delaware
MacDermid International Partners	Delaware
MacDermid Netherlands Cooperatief W.A.	Netherlands
MacDermid Offshore Fludios do Brazil Industrial Ltda.	Brazil
MacDermid Offshore Solutions, LLC	Delaware
MacDermid Overseas Asia Limited	Delaware
MacDermid Performance Acquisition Germany GmbH I	Germany
MacDermid Performance Acquisition GmbH II	Germany
MacDermid Performance Acquisitions Ltd	United Kingdom
MacDermid Performance Solutions Canada, Inc	Canada
MacDermid Performance Solutions Company Limited	Vietnam
MacDermid Performance Solutions Espanola SA	Spain
MacDermid Performance Solutions France SAS	France
MacDermid Performance Solutions Hong Kong Limited	Hong Kong
MacDermid Performance Solutions Inc.	Philippines
MacDermid Performance Solutions Italiana S.r.l.	Italy
MacDermid Performance Solutions Japan K.K.	Japan
MacDermid Performance Solutions Kimyasal Sanayi ve Ticaret A.Ş	Turkey
MacDermid Performance Solutions Korea Inc.	South Korea
MacDermid Performance Solutions Mexico Services, S.A. de C.V.	Mexico
MacDermid Performance Solutions Scandinavia AB	Sweden
MacDermid Performance Solutions Services Limited	United Kingdom
MacDermid Performance Solutions Singapore Pte Ltd	Singapore
MacDermid Performance Solutions Taiwan Ltd	Taiwan
MacDermid Performance Solutions UK Limited	United Kingdom
MacDermid Printing Solutions Acumen, Inc.	Delaware
MacDermid Singapore Pte Ltd	Singapore
MacDermid Technology (Suzhou) Co. Ltd.	China
MacDermid Texas, Inc.	Delaware
MD Graphics Solutions Inc.	Delaware
MRD Acquisition Corp.	Delaware
Napp Printing Plate Distribution, Inc.	South Dakota
Napp Systems Inc.	Iowa
Oak Barrel Investments Ltd.	United Kingdom

Offshore Development Co. Limited	United Kingdom
OMI International Corporation	Delaware
Plates & Blankets S de RL de CV	Mexico
Platform Corporate Services LLC	Delaware
Revestsual Productos Quimicos Ltd.	Brazil
Rockville Venture, LLC	Delaware
Semitronic SA	Spain
Shenzhen Hua Mei Electroplating Technology Company Limited	China
SPC Divestiture, Inc.	Delaware
Specialty Polymers, Inc.	Massachusetts
Surface Treatments Ltd.	United Kingdom
Vernon-Rockville Venture, LLC	Delaware
W. Canning Inc.	Delaware
W. Canning Ltd.	Texas
W. Canning USA, LLC	Delaware

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